Exhibit 99.1

November 11, 2024

Zeta Accelerates Revenue Growth to 42% and
Achieves the “Rule of 60” in 3Q’24

•
Delivered record revenue of $268M, an increase of 42% Y/Y
•
Grew Direct revenue 41% Y/Y and increased Direct revenue mix by 300 bps Q/Q to 70%
•
Increased Scaled Customer ARPU to $557K, a record increase of 33% Y/Y
•
Generated cash flow from operating activities of $34M, an increase of 51% Y/Y, and Free Cash Flow of $26M, an increase of 93% Y/Y
•
Raising 4Q24 revenue growth guidance to 40% Y/Y

NEW YORK – Zeta Global (NYSE: ZETA), the AI-Powered Marketing Cloud, today announced financial results for the third quarter ended September 30, 2024.

“The bets we made seven years ago on AI, the investment in a ‘1 of 1’ marketing platform, and our commitment to our customers’ success has resulted in record setting third-quarter financial results, above of our previously raised guidance,” said David A. Steinberg, Co-Founder, Chairman, and CEO of Zeta. “Our momentum can be directly linked to the acceleration of the AI revolution where Marketing is at the forefront. This is creating unprecedented opportunity for disruptive technology like the Zeta Marketing Platform, which is winning in the marketplace and winning big.”

“Our performance is best summed up by the momentum that started in the first quarter, accelerated in the second, and continued into the third quarter,” said Chris Greiner, Zeta’s CFO. “As a result, we are once again raising our 2024 guidance. As we look out to 2025, we are very comfortable with where consensus revenue growth (inclusive of 2024 political comps), Adjusted EBITDA and Free Cash Flow estimates stand and look forward to sharing our 2025 guidance and the details of our next long-term model, Zeta 2028, in February next year.”

Third Quarter 2024 Highlights

•
Total revenue of $268.3 million, increased 42% Y/Y, up 31% Y/Y excluding political candidate revenue.
•
Scaled Customer count increased to 475 from 468 in 2Q’24 and 440 in 3Q’23.
•
Super-Scaled Customer count of 144 compared to 144 in 2Q’24 and 124 in 3Q’23.
•
Quarterly Scaled Customer ARPU of $557,231, increased 33% Y/Y.
•
Quarterly Super-Scaled Customer ARPU of $1.6 million, increased 30% Y/Y.
•
Direct platform revenue grew 41% Y/Y at a mix of 70% of total revenue, compared to 67% in 2Q’24, and 70% in 3Q’23.
•
GAAP cost of revenue percentage of 39%, decreased 60 basis points Q/Q, and increased 50 basis points Y/Y.
•
GAAP net loss of $17.4 million, or 6% of revenue, driven primarily by $47.2 million of stock-based compensation. The net loss in 3Q’23 was $43.1 million, or 23% of revenue.
•
GAAP loss per share of $0.09, compared to a loss per share of $0.27 in 3Q’23.

•
Cash flow from operating activities of $34.4 million, compared to $22.8 million in 3Q’23.
•
Free Cash Flow1 of $25.7 million, compared to $13.4 million in 3Q’23.
•
Repurchased $3.9 million worth of shares through our share repurchase program.
•
Adjusted EBITDA1 of $53.6 million, increased 59% Y/Y compared to $33.7 million in 3Q’23.
•
Adjusted EBITDA margin1 of 20.0%, compared to 17.9% in 3Q’23.

1 Free Cash Flow, Adjusted EBITDA, and Adjusted EBITDA margin are not measures of financial performance prepared in accordance with GAAP. See “Non-GAAP Measures” for more information and, where applicable, reconciliations to the most directly comparable GAAP financial measures at the end of this release.

Guidance*

Fourth Quarter 2024

•
Increasing revenue guidance to a range of $293.0 million to $297.0 million, up $32 million at the midpoint from the prior midpoint of guidance of $263 million. The revised guidance range represents a year-over-year increase of 39% to 41%.
•
Increasing Adjusted EBITDA guidance to a range of $64.9 million to $66.9 million, up $6.5 million at the midpoint from the prior midpoint of guidance of $59.4 million. The revised guidance range represents a year-over-year increase of 45% to 49% and an Adjusted EBITDA margin of 21.9% to 22.8%.

Full Year 2024

•
Increasing revenue guidance to a range of $984.1 million to $988.1 million, up $61 million at the midpoint from the prior guidance $925 million. Revised guidance represents a year-over-year increase of 35% to 36%.
•
Increasing Adjusted EBITDA guidance to a range of $187.5 million to $189.5 million, up $13 million at the midpoint from the prior guidance of $175.5 million. Revised guidance represents a year-over-year increase of 45% to 46% and an Adjusted EBITDA margin of 19.0% to 19.3%.
•
Increasing Free Cash Flow guidance to a range of $88 million to $92 million, up $5 million at the midpoint from the prior midpoint of guidance of $85 million.

The details of our increased fourth quarter and full year 2024 guidance can be found in the table below and in our 3Q’24 supplemental earnings presentation, on slides 16-19, located on the Company’s investor relations website (https://investors.zetaglobal.com/).

	1Q’24 Actuals	2Q’24 Actuals	3Q’24 Actuals	4Q’24 Guidance Midpoint	Y/Y %	FY’24 Guidance Midpoint	Y/Y %
Zeta excluding Political Candidate & LiveIntent Revenue	$195M	$226M	$247M	$263M	25%	$931M	28%
Political Candidate Revenue[1]	NM2	$1.5M	$21M	$18M	NM2	$41M	NM2
LiveIntent Revenue (stub 4Q’24 only)[3]	-	-	-	$14M	N/A	$14M	N/A
Total Zeta Revenue Updated Guidance	$195M	$228M	$268M	$295M	40%	$986M	35%

1) Note: Political Candidate Revenue in 2020 was $15M (3Q: $3M, 4Q: $12M) and in 2022 was $7.5M (3Q: $3.0M, 4Q: $4.5M)

2) NM: Not Material

3) LiveIntent stub period is from 10/21/24 through 12/31/24

Totals in this table were rounded to the nearest million.

* This press release does not include a reconciliation of forward-looking Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow to forward-looking GAAP net income (loss), net income (loss) margin, or cash flows from operating activities, respectively, because the Company is unable, without making unreasonable efforts, to provide a meaningful or reasonably accurate calculation or estimation of certain reconciling items which could be significant to the Company’s results.

Investor Conference Call and Webcast

Zeta will host a conference call today, Monday, November 11, 2024, at 4:30 p.m. Eastern Time to discuss financial results for the third quarter 2024. A supplemental earnings presentation and a live webcast of the conference call can be accessed from the Company’s investor relations website (https://investors.zetaglobal.com/) where they will remain available for one year.

About Zeta

Zeta Global (NYSE: ZETA) is the AI-Powered Marketing Cloud that leverages advanced artificial intelligence (AI) and trillions of consumer signals to make it easier for marketers to acquire, grow, and retain customers more efficiently. Through the Zeta Marketing Platform (ZMP), our vision is to make sophisticated marketing simple by unifying identity, intelligence, and omnichannel activation into a single platform – powered by one of the industry’s largest proprietary databases and AI. Our enterprise customers across multiple verticals are empowered to personalize experiences with consumers at an individual level across every channel, delivering better results for marketing programs. Zeta was founded in 2007 by David A. Steinberg and John Sculley and is headquartered in New York City with offices around the world. To learn more, go to www.zetaglobal.com.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Any statements made in this press release or during the earnings call that are not statements of historical fact, including statements about our fourth quarter and full year 2024 guidance, the Zeta 2025 plan, the financial targets of Zeta 2025 and the timing of when we will achieve the Zeta 2025 plan, the Zeta 2028 plan and timing of plan announcement, the impacts of our prior investments on accelerating the timing of the marketing cloud replacement cycle, our products capabilities to provide strong investment returns to our customers, our strong competitive position, visibility of our current and new customers, expansion of existing customers, the capabilities of AI and Zeta’s platform, the acceleration of the digital transformation and our business, and the growth and expansion of AI and the Zeta Marketing Platform, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning our anticipated future financial performance, our market opportunities and our expectations regarding our business plan and strategies. These statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast,” “outlook,” “guidance” and other similar expressions. We base these forward-looking statements on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances at such time. Although we believe that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect our business, results of operations and financial condition and could cause actual results to differ materially from those expressed in the forward-looking statements. These statements are not guarantees of future performance or results.

The forward-looking statements are subject to and involve risks, uncertainties and assumptions, and you should not place undue reliance on these forward-looking statements. Factors that may materially affect such forward-looking statements include, but are not limited to: global supply chain disruptions; macroeconomic and industry trends and adverse developments in the debt, consumer credit and financial services markets and other macroeconomic factors beyond Zeta’s control; increases in our borrowing costs as a result of changes in interest rates and other factors; the impact of inflation on us and on our customers; potential fluctuations in our operating results, which could make our future operating results difficult to predict; underlying circumstances, including cash flows, cash position, financial performance, market conditions and potential acquisitions; prevailing stock prices, general economic and market condition; the impact of future pandemics, epidemics and other health crises on the global economy, our customers, employees and business; the war in Ukraine and escalating geopolitical tensions as a result of Russia’s invasion of Ukraine; the escalating conflict in Israel, Gaza and in the surrounding areas; our ability to innovate and make the right investment decisions in our product offerings and platform; the impact of new generative AI capabilities and the proliferation of AI on our business; our ability to attract and retain customers, including our scaled and super-scaled customers; our ability to manage our growth effectively; our ability to collect and use data online; the standards that private entities and inbox service providers adopt in the future to regulate the use and delivery of email may interfere with the effectiveness of our platform and our ability to conduct business; a significant inadvertent disclosure or breach of confidential and/or personal information we process, or a security breach of our or our customers’, suppliers’ or other partners’ computer systems; and any disruption to our third-party data centers, systems and technologies. These cautionary statements should not be construed by you to be exhaustive and the forward-looking statements are made only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

The fourth quarter and full year 2024 guidance provided herein are based on Zeta’s current estimates and assumptions and are not a guarantee of future performance. The guidance provided is subject to significant risks and uncertainties, including the risk factors discussed in the Company's reports on file with the Securities and Exchange Commission (“SEC”), that could cause actual results to differ materially. There can be no assurance that the Company will achieve the results expressed by this guidance or the targets.

Availability of Information on Zeta’s Website and Social Media Profiles

Investors and others should note that Zeta routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the Zeta investor relations website at https://investors.zetaglobal.com (“Investors Website”). We also intend to use the social media profiles listed below as a means of disclosing information about us to our customers, investors and the public. While not all of the information that the Company posts to the Investors Website or to social media profiles is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in Zeta to review the information that it shares on the Investors Website and to regularly follow our social media profile links located at the bottom of the page on www.zetaglobal.com. Users may automatically receive email alerts and other information about Zeta when enrolling an email address by visiting "Investor Email Alerts" in the "Resources" section of the Investors Website.

Social Media Profiles:

www.twitter.com/zetaglobal

www.facebook.com/ZetaGlobal/

www.linkedin.com/company/zetaglobal

www.instagram.com/zetaglobal/

The Following Definitions Apply to the Terms Used Throughout this Release, the Supplemental Earnings Presentation and Investor Conference Call

•
Direct Platform and Integrated Platform: When the Company generates revenues entirely through the Company platform, the Company considers it direct platform revenue. When the Company generates revenue by leveraging its platform’s integration with third parties, it is considered integrated platform revenue.

•
Cost of revenue: Cost of revenue excludes depreciation and amortization and consists primarily of media and marketing costs and certain personnel costs. Media and marketing costs consist primarily of fees paid to third-party publishers, media owners or managers, and strategic partners that are directly related to a revenue-generating event. We pay these third-party publishers, media owners or managers and strategic partners on a revenue-share, a cost-per-lead, cost-per-click, or cost-per-thousand-impressions basis. Personnel costs included in cost of revenues include salaries, bonuses, commissions, stock-based compensation and employee benefit costs primarily related to individuals directly associated with providing services to our customers.
•
Rule of 60: We define the Rule of 60 as the combination of revenue growth percentage plus Adjusted EBITDA margin percentage adding up to 60 or more.
•
Scaled Customers: We define scaled customers as customers from which we generated at least $100,000 in revenue on a trailing twelve-month basis. We calculate the number of scaled customers at the end of each quarter and on an annual basis as the number of customers billed during each applicable period. We believe the scaled customers measure is both an important contributor to our revenue growth and an indicator to investors of our measurable success.
•
Super-Scaled Customers: We define super-scaled customers, which is a subset of Scaled Customers, as customers from which we generated at least $1,000,000 in revenue on a trailing twelve-month basis. We calculate the number of super-scaled customers at the end of each quarter and on an annual basis as the number of customers billed during each applicable period. We believe the super-scaled customers measure is both an important contributor to our revenue growth and an indicator to investors of our measurable success.
•
Scaled Customer ARPU: We calculate the scaled customer average revenue per user (“ARPU”) as revenue for the corresponding period divided by the average number of scaled customers during that period. We believe that scaled customer ARPU is useful for investors because it is an indicator of our ability to increase revenue and scale our business.
•
Super-Scaled Customer ARPU: We calculate the super-scaled customer ARPU as revenue for the corresponding period divided by the average number of super-scaled customers during that period. We believe that super-scaled customer ARPU is useful for investors because it is an indicator of our ability to increase revenue and scale our business.
•
Zeta 2025: The Zeta 2025 is a long-term plan introduced by the Company in 2022, intended to drive the Company’s vision to become one of the largest marketing clouds in the industry, with targets for business, product, and industry leadership. The financial targets of this plan are to generate in excess of $1 billion in annual revenue with at least 20% Adjusted EBITDA margins by 2025. In February 2023, we added an additional financial target to the plan of Free Cash Flow with a target of at least $110 million by 2025.

Non-GAAP Measures

In order to assist readers of our consolidated financial statements in understanding the core operating results that our management uses to evaluate the business and for financial planning purposes, we describe our non-GAAP measures below. We believe these non-GAAP measures are useful to investors in evaluating our performance by providing an additional tool for investors to use in comparing our financial performance over multiple periods.

•
Adjusted EBITDA is a non-GAAP financial measure defined as net loss adjusted for interest expense, depreciation and amortization, stock-based compensation, income tax (benefit) / provision, acquisition-related expenses, restructuring expenses, change in fair value of warrants and derivative liabilities, certain dispute settlement expenses, gain on extinguishment of debt, certain non-recurring capital raise related (including IPO) expenses, including the payroll taxes related to vesting of restricted stock and restricted stock units upon the completion of the IPO, and other expenses. Acquisition-related expenses and restructuring expenses primarily consist of professional services fees, severance and other employee-related costs, which may vary from period to period depending on the timing of our acquisitions and restructuring activities and distort the comparability of the results of operations. Change in fair value of warrants and derivative liabilities is a non-cash expense related to periodically recording “mark-to-market” changes in the valuation of derivatives and warrants. Other expenses consist of non-cash expenses such as changes in fair value of acquisition-related liabilities, gains and losses on extinguishment of acquisition-related liabilities, gains and losses on sales of assets and foreign exchange gains and losses. In particular, we believe that the exclusion of stock-based compensation, certain dispute settlement expenses and non-recurring capital raise related (including IPO) expenses that are not related to our core operations provides measures for period-to-period comparisons of our business and provides additional insight into our core controllable costs. We exclude these charges because these expenses are not reflective of ongoing business and operating results.
•
Adjusted EBITDA margin is a non-GAAP financial measure defined as Adjusted EBITDA divided by the total revenues for the same period.
•
Free Cash Flow is a non-GAAP financial measure defined as cash from operating activities, less capital expenditures and website and software development costs, adjusted for the effect of exchange rates on cash and cash equivalents.

Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow provide us with useful measures for period-to-period comparisons of our business as well as comparison to our peers. We believe that these non-GAAP financial measures are useful to investors in analyzing our financial and operational performance. Nevertheless our use of Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow has limitations as an analytical tool, and you should not consider these measures in isolation or as a substitute for analysis of our financial results as reported under GAAP. Other companies may calculate similarly-titled non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. Because of these and other limitations, you should consider our non-GAAP measures only as supplemental to other GAAP-based financial performance measures, including revenues and net loss.

We calculate forward-looking Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow based on internal forecasts that omit certain amounts that would be included in forward-looking GAAP net income (loss). We do not attempt to provide a reconciliation of forward-looking Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow guidance to forward looking GAAP net income (loss), GAAP net income (loss) margin or GAAP cash flows from operating activities, respectively, because forecasting the timing or amount of items that have not yet occurred and are out of our control is inherently uncertain and unavailable without unreasonable efforts. Further, we believe that such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.

Contacts:

Investor Relations

Madison Serras

ir@zetaglobal.com

Press

Candace Dean

press@zetaglobal.com

Zeta Global Holdings Corp.

Condensed Unaudited Consolidated Balance Sheets

(In thousands, except shares, per share and par values)

	As of
	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$418,538	$131,732
Accounts receivable, net of allowance of $4,593 and $3,564 as of September 30, 2024 and December 31, 2023, respectively	203,711	170,131
Prepaid expenses	9,699	6,269
Other current assets	1,697	1,622
Total current assets	$633,645	$309,754
Non-current assets:
Property and equipment, net	$7,383	$7,452
Website and software development costs, net	29,377	32,124
Right-to-use assets - operating leases, net	7,985	6,603
Intangible assets, net	43,032	48,781
Goodwill	140,919	140,905
Deferred tax assets, net	842	728
Other non-current assets	5,898	4,367
Total non-current assets	$235,436	$240,960
Total assets	$869,081	$550,714
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$58,486	$63,572
Accrued expenses	107,658	85,455
Acquisition-related liabilities	12,983	17,234
Deferred revenue	3,586	3,301
Other current liabilities	8,202	6,823
Total current liabilities	$190,915	$176,385
Non-current liabilities:
Long-term borrowings	$196,089	$184,147
Acquisition-related liabilities	—	3,060
Other non-current liabilities	7,210	6,602
Total non-current liabilities	$203,299	$193,809
Total liabilities	$394,214	$370,194
Stockholders’ equity:
Class A common stock $ 0.001 per share par value, up to 3,750,000,000 shares authorized, 205,636,909 and 188,631,432 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	$205	$189
Class B common stock $ 0.001 per share par value, up to 50,000,000 shares authorized, 24,889,923 and 29,055,489 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	25	29
Additional paid-in capital	1,520,044	1,140,849
Accumulated deficit	(1,043,544)	(958,537)
Accumulated other comprehensive loss	(1,863)	(2,010)
Total stockholders’ equity	$474,867	$180,520
Total liabilities and stockholders' equity	$869,081	$550,714

Condensed Unaudited Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Revenues	$268,295	$188,984	$691,081	$518,403
Operating expenses:
Cost of revenues (excluding depreciation and amortization)	105,652	73,480	273,607	189,867
General and administrative expenses	50,494	50,706	150,459	154,022
Selling and marketing expenses	84,548	70,669	231,567	215,714
Research and development expenses	22,807	18,062	66,407	53,924
Depreciation and amortization	12,590	13,233	39,295	37,654
Acquisition-related expenses	4,583	—	4,583	203
Restructuring expenses	—	—	—	2,845
Total operating expenses	$280,674	$226,150	$765,918	$654,229
Loss from operations	(12,379)	(37,166)	(74,837)	(135,826)
Interest expense	1,945	2,894	7,130	8,139
Other expenses	2,851	2,436	1,958	7,138
Total other expenses	$4,796	$5,330	$9,088	$15,277
Loss before income taxes	(17,175)	(42,496)	(83,925)	(151,103)
Income tax provision	$200	$590	$1,082	$1,097
Net loss	$(17,375)	$(43,086)	$(85,007)	$(152,200)
Other comprehensive (income) / loss:
Foreign currency translation adjustment	(146)	283	(147)	78
Total comprehensive loss	$(17,229)	$(43,369)	$(84,860)	$(152,278)
Net loss per share
Net loss available to common stockholders	$(17,375)	$(43,086)	$(85,007)	$(152,200)
Basic loss per share	$(0.09)	$(0.27)	$(0.47)	$(0.99)
Diluted loss per share	$(0.09)	$(0.27)	$(0.47)	$(0.99)
Weighted average number of shares used to compute net loss per share
Basic	187,905,129	158,055,789	179,035,728	154,262,386
Diluted	187,905,129	158,055,789	179,035,728	154,262,386

The Company recorded stock-based compensation under respective lines of the above condensed unaudited consolidated statements of operations and comprehensive loss:

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Cost of revenues (excluding depreciation and amortization)	$394	$546	$1,164	$2,098
General and administrative expenses	14,709	21,223	50,336	66,221
Selling and marketing expenses	24,894	29,266	78,391	92,933
Research and development expenses	7,180	6,637	22,083	18,494
Total	$47,177	$57,672	$151,974	$179,746

Condensed Unaudited Consolidated Statements of Cash Flows

(In thousands)

	Nine months ended September 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(85,007)	$(152,200)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	39,295	37,654
Stock-based compensation	151,974	179,746
Deferred income taxes	(113)	(96)
Change in fair value of acquisition-related liabilities	1,388	6,681
Others, net	100	1,186
Change in non-cash working capital (net of acquisitions):
Accounts receivable	(34,513)	(33,306)
Prepaid expenses	(3,449)	872
Other current assets	(72)	31
Other non-current assets	(1,525)	(607)
Deferred revenue	282	(311)
Accounts payable	(3,998)	22,614
Accrued expenses and other current liabilities	25,208	1,225
Other non-current liabilities	608	72
Net cash provided by operating activities	90,178	63,561
Cash flows from investing activities:
Capital expenditures	(17,458)	(14,886)
Website and software development costs	(12,110)	(12,344)
Acquisitions and other investments, net of cash acquired	-	(18,246)
Net cash used for investing activities	(29,568)	(45,476)
Cash flows from financing activities:
Cash paid for acquisition-related liabilities	(7,032)	(8,710)
Proceeds from credit facilities, net of issuance cost	207,853	11,250
Issuance under employee stock purchase plan	1,525	1,567
Exercise of options	2,982	224
Proceeds from equity capital raise, net of issuance cost	229,327	—
Repurchase of shares	(12,252)	(11,487)
Repayments against the credit facilities	(196,250)	(11,250)
Net cash provided by / (used for) financing activities	226,153	(18,406)
Effect of exchange rate changes on cash and cash equivalents	43	7
Net increase / (decrease) in cash and cash equivalents	286,806	(314)
Cash and cash equivalents, beginning of period	131,732	121,110
Cash and cash equivalents, end of period	$418,538	$120,796
Supplemental cash flow disclosures including non-cash activities:
Cash paid for interest, net	$7,492	$7,685
Cash paid for income taxes, net	$1,173	$1,274
Liability established in connection with acquisitions	$1,388	$7,670
Capitalized stock-based compensation as website and software development costs	$2,250	$2,634
Shares issued in connection with acquisitions and other agreements	$1,792	$1,343
Right-to-use assets established	$2,980	$-
Operating lease liabilities established	$2,980	$-
Non-cash consideration for website and software development costs	$621	$784

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands)

The following table reconciles adjusted EBITDA and adjusted EBITDA margin to net loss and net loss margin, the most directly comparable financial measure calculated and presented in accordance with GAAP.

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Net loss	$(17,375)	$(43,086)	$(85,007)	$(152,200)
Net loss margin	(6.5)%	(22.8)%	(12.3)%	(29.4)%
Add back:
Stock-based compensation	47,177	57,672	151,974	179,746
Depreciation and amortization	12,590	13,233	39,295	37,654
Acquisition-related expenses	4,583	—	4,583	203
Restructuring expenses	—	—	—	2,845
Capital raise related expenses	1,624	—	1,624	—
Interest expense	1,945	2,894	7,130	8,139
Other expenses	2,851	2,436	1,958	7,138
Income tax provision	200	590	1,082	1,097
Adjusted EBITDA	$53,595	$33,739	$122,639	$84,622
Adjusted EBITDA margin	20.0%	17.9%	17.7%	16.3%

The following table reconciles Cash Flows from Operating Activities in the Condensed Unaudited Consolidated Statements of Cash Flows to Free Cash Flow:

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Cash Flows from Operating Activities	$34,402	$22,828	$90,178	$63,561
Capital expenditures	(4,893)	(5,936)	(17,458)	(14,886)
Website and software development costs	(3,898)	(3,438)	(12,110)	(12,344)
Effect of exchange rate changes on cash and cash equivalents	121	(94)	43	7
Free Cash Flow	$25,732	$13,360	$60,653	$36,338